UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2022

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act.

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (see below)

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2022, the Company held its 2022 Annual Meeting of stockholders at 10:00 a.m. Eastern Time by means of an online virtual meeting platform. Stockholders representing 87,360,021 shares of the Company’s Common Stock, or 81.56%, of the 107,101,806 shares entitled to vote, were represented in person or by proxy, constituting a quorum.

At the 2022 Annual Meeting, the following five proposals were approved: (i) the election of eight directors to hold office until the 2023 annual meeting of stockholders; (ii) the approval of the compensation of Lindsay A. Rosenwald, M.D., as Chairman, President and Chief Executive Officer, Robyn M. Hunter, as Chief Financial Officer and Corporate Secretary, George Avgerinos, Ph.D., as Senior Vice President, Biologics Operations, and Michael S. Weiss, as Executive Vice Chairman, Strategic Development (collectively, the “Named Executive Officers”); (iii) the ratification of the appointment of KPMG LLP as Fortress’s independent registered public accounting firm for the year ending December 31, 2022; (iv) an amendment to Fortress’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by 30,000,000 shares from 170,000,000 shares to 200,000,000 shares; and (v) an amendment to the Incentive Plan to increase the shares of Common Stock available for issuance under the Incentive Plan by 3,000,000 shares from 13,000,000 to 16,000,000. The five proposals are described in detail in Fortress’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting filed with the SEC on May 2, 2022.

Proposal 1

The votes with respect to the election of eight directors to hold office until the 2023 annual meeting of stockholders were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Lindsay A. Rosenwald, M.D.	54,451,680	10,006,280	22,902,061
Michael S. Weiss	57,399,501	7,058,459	22,902,061
Eric R. Rowinsky, M.D.	55,829,713	8,628,247	22,902,061
J. Jay Lobell	53,041,699	11,416,261	22,902,061
Jimmie Harvey, Jr., M.D.	60,121,007	4,336,953	22,902,061
Dov Klein, C.P.A.	56,577,318	7,880,642	22,902,061
Malcolm Hoenlein	56,573,237	7,884,723	22,902,061
Kevin L. Lorenz, J.D.	60,132,284	4,325,676	22,902,061

Proposal 2

The votes with respect to the approval of the compensation of the Named Executive Officers were as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
59,848,149	4,476,271	133,540	22,902,061

Proposal 3

The vote with respect to the ratification of KPMG LLP as Fortress’s independent registered accounting firm for the year ending December 31, 2022 was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
86,972,242	283,848	103,931	0

Proposal 4

The vote with respect to the approval of an amendment to Fortress’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by 30,000,000 shares from 170,000,000 shares to 200,000,000 shares was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
85,048,155	2,246,657	65,209	0

Proposal 5

The vote with respect to the approval of an amendment to Fortress’s Incentive Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
60,751,343	3,610,882	95,735	22,902,061

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Stockholder Approval of an Amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on June 21, 2022, the stockholders of Fortress Biotech, Inc. (the “Company” or “Fortress”) voted at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) to approve an amendment (the “Plan Amendment”) to the Company’s 2013 Stock Incentive Plan (the “Incentive Plan”) to increase the shares of common stock, par value $0.001 per share (the “Common Stock”) available for issuance under the Incentive Plan by 3,000,000 shares from 13,000,000 shares to 16,000,000 shares.

The Company’s Board of Directors approved the Plan Amendment on April 7, 2022, subject to stockholder approval at the 2022 Annual Meeting. The Plan Amendment became effective at the time of stockholder approval.

A copy of the Plan Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 5.02. The material terms of the Incentive Plan as so amended are described in the Company’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: June 27, 2022

	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer